Exhibit 99.2

EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (this “Agreement”) is made as of January 26, 2018 (the “Effective Date”), by and between Hennessy Advisors, Inc. (the “Company”) and Teresa M. Nilsen (the “Employee”).

RECITALS

WHEREAS, the Company desires to retain the services of the Employee, and the Employee desires to be employed by the Company, each in accordance with the terms and conditions set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the covenants and agreements set forth herein, the parties hereto, intending to be legally bound, hereby agree as follows:

1.            Employment and Duties. The Company hereby agrees to employ the Employee, and the Employee hereby accepts such employment by the Company, upon the terms and conditions contained in this Agreement. The Employee shall have such duties and responsibilities as may be from time to time reasonably designated by the Company’s Board of Directors (the “Board”). The Employee shall perform her duties in a conscientious, reasonable, and competent manner, shall devote her best efforts, skill, and abilities to promoting the Company’s interests and shall devote her full time and attention to the performance of her duties. The Employee shall initially serve in the capacity of President, Chief Operating Officer, and Secretary of the Company and as Executive Vice President and Treasurer of the Company’s mutual funds and shall at all times discharge her duties as an officer and employee of the Company subject to the direction of the Company’s Board of Directors.

2.            Term. The initial term (the “Initial Term”) of this Agreement shall commence on the Effective Date and shall continue until the fifth anniversary of the Effective Date (the “Initial Expiration Date”), unless earlier terminated as provided herein. On the Initial Expiration Date and each anniversary of the Initial Expiration Date, the term of this Agreement automatically shall be extended for an additional one‑year term (the “Extended Term”) unless either party hereto shall have provided written notice to the other party hereto of its, or her, intent not to extend this Agreement not less than 60 days prior to the end of the Initial Term or the Extended Term, as the case may be. For purposes of this Agreement, “Term” means the Initial Term and, if so extended, the Extended Term.

3.            Compensation.

a.            Base Salary. The Company shall pay the Employee an annual base salary which, as of the Effective Date, is in the amount of $325,000 per year. The Employee shall be eligible to receive an increase in salary at the start of each calendar year subsequent to the Effective Date. This increase, if any, shall be in an amount as decided by the Board in its sole discretion. All payments of base salary shall be paid in accordance with the Company’s normal payroll practices.

b.            Quarterly Bonus Compensation.

i.            Determination of Quarterly Bonus. Subject to the offset described in Section 3(b)(ii), the Board shall grant to the Employee a quarterly bonus equal to three and one‑half percent of the pre-tax profit of the Company for each fiscal quarter as computed for financial reporting purposes in accordance with generally accepted accounting principles, except that pre‑tax profit for each quarter shall be computed without regard to (A) any bonuses payable to employees (including related payroll tax expenses), (B) depreciation expense, (C) amortization expense, (D) compensation expense related to restricted stock units or other stock-based compensation expense, and (E) asset impairment charges (such amount, for each quarter, the “Quarterly Bonus”). The Quarterly Bonus year shall begin on October 1 of each year and continue until September 30 of the following year (the “Fiscal Year”); provided that for the Fiscal Year beginning October 1, 2017, and ending September 30, 2018, the Employee shall receive Quarterly Bonuses with respect to the quarters ending March 31, June 30, and September 30 (with the Quarterly Bonus for the fiscal quarter ending March 31, 2018, being calculated for the full fiscal quarter beginning January 1, 2018). The Quarterly Bonus shall be paid under, and subject to the terms and conditions of, the Hennessy Advisors, Inc. Amended and Restated 2013 Omnibus Incentive Plan, as long as such plan remains in effect.

ii.            Payment of Quarterly Bonus Compensation. Fifty percent of any positive Quarterly Bonus amount will be paid to the Employee within 75 days following the end of the fiscal quarter for which such bonus was earned. The remaining 50% of any positive Quarterly Bonus amount will be held in a reserve account for the Employee. The reserve account will be reduced by an amount equal to three and one-half percent of any quarterly pre-tax loss of the Company for any subsequent fiscal quarter in the same Fiscal Year, with such loss computed in the manner the pre-tax profit is computed for the Quarterly Bonus. If there is a net positive amount in the reserve account of the Employee after the four quarters of such Fiscal Year are completed, that amount will be paid to the Employee in a final bonus year payout within 75 days following the end of such Fiscal Year of the Company. If there is a net negative amount in the reserve account of the Employee after the four quarters of the Fiscal Year are completed, that negative reserve will be cancelled and not carried forward in the reserve account for the Employee in the next Fiscal Year. Except to the extent otherwise provided in Section 6, the Employee must be an active employee of the Company when any bonus is paid under this Section 3(b) in order to be eligible to receive such portion of the Quarterly Bonus payment.

c.            Employee Benefits. The Employee shall be eligible for all benefits on the same basis as otherwise generally available to other similarly situated employees. The Employee will be eligible to participate in any 401(k) plan or profit sharing plan of the Company as in effect from time to time or such other benefit plans as may be approved by the Board, subject to the Employee’s satisfaction of any applicable eligibility requirements, for so long as such plans are in effect. In addition, the Employee shall be eligible to participate in any supplemental pension, retirement, hospitalization, health plan, or other employee benefits which the Company offers or which the Board may, from time to time, make available to similarly situated employees of the Company.

d.            Taxes. The Company shall deduct from any payments or deemed payments or other income to the Employee taxes required as determined by the Company to be withheld and paid to any federal, state, or local government as a result of the Employee’s employment.

e.            Bonus/Incentive Programs. During the Term, the Board may establish other bonus/incentive compensation programs apart from the Quarterly Bonus in which the Employee may be eligible to participate on such terms and conditions as the Board deems appropriate. Any previously established bonus or incentive compensation programs shall remain in effect; provided that, for avoidance of doubt, it is anticipated that the Compensation Committee of the Board shall adjust downward the Employee’s annual bonus for Fiscal Year 2018, the terms of which were approved by the Compensation Committee in September 2017, after taking into account the Quarterly Bonuses received by the Employee pursuant to this Agreement during such Fiscal Year.

f.            Stock Options. During the Term, the Employee shall be eligible for stock or stock option grants and similar awards under any plans of the Company or its affiliates adopted by the Board in which executive officers of the Company are entitled to participate.

g.            Expenses. The Employee shall be reimbursed in full for all reasonable and necessary expenses incurred during the performance of those services relating to her employment by the Company in accordance with the policies established by the Board from time to time.

h.            409A Compliance. It is the intent of the parties that all payments of compensation under this Agreement to or for the benefit of the Employee shall, to the maximum extent possible, be made so as to not constitute deferred compensation for purposes of Treas. Reg. § 1.409A-1(b), or otherwise be in compliance with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”). Each amount to be paid or benefit to be provided under this Agreement shall be construed as a separate and distinct payment for purposes of Section 409A of the Code. To the extent that payment may be made to the Employee in more than one calendar year, the Employee shall have no right to designate the calendar year in which such payment is made. The Company makes no representation that any or all of the payments described in this Agreement will be exempt from or comply with Section 409A of the Code, and the Employee understands and agrees that the Employee shall be solely responsible for the payment of any taxes, penalties, interest or other expenses incurred by the Employee as a result of non-compliance with Section 409A of the Code.

4.            Confidentiality. At all times after termination of employment hereunder for any reason, the Employee shall not, directly or indirectly, in any fashion, form, or manner, divulge, disclose, furnish, communicate, or make accessible to any person who is not authorized by the Company to receive such information any client or prospect list, financial data, sales data, advertising or marketing plans, technological information, or any other confidential information of the Company. All files, records, documents, forms, plans, policy and procedures manuals, client or prospective client lists, written memoranda, and similar materials relating to the business of the Company or its affiliates whether prepared by the Employee or otherwise coming into the Employee’s possession or knowledge during the term of this Agreement, shall remain the exclusive property of the Company or its affiliates.

5.            Termination.

a.            Cause. The Employee shall be terminated for cause (“Cause”) if she:

i.            Is convicted of, or enters a plea of nolo contendere to, a felony (other than a traffic related offense) under any state, federal or local law or any felony involving the Company. Conviction includes any final disposition of the charge which does not result in the charges being completely dismissed or the Employee being completely acquitted.

ii.            Materially breaches (A) this Agreement or (B) the Company’s policies and procedures, which breach is not cured, if capable of cure, after written notice within 30 days of the date such notice is received by the Employee.

iii.            Engages in willful or gross misconduct or willful or gross negligence in performing her duties, or fraud, misappropriation, or embezzlement.

b.            Termination in the Event of Death or Disability. This Agreement shall terminate automatically upon the death of the Employee or termination by the Company on account of disability. In such event, the Company shall pay to the Employee or the Employee’s legal representative, as applicable, only the salary due to the Employee up to the date of termination as well as the benefits and reimbursed expenses due to the Employee at the time of death or disability, including all bonuses earned or accrued as of the date of termination (which includes, for the avoidance of doubt, any net positive amount in the reserve account under Section 3(b)(ii), plus a pro-rated Quarterly Bonus for the fiscal quarter in which termination occurred, to be paid within 75 days following the end of such fiscal quarter). Notwithstanding the foregoing, in the event that this Agreement terminates on account of disability, the Employee shall continue to receive salary and benefits for a period not to exceed three months from the date of such termination until the date that the Employee begins receiving benefits under a plan or policy of disability insurance. For purposes of this Section 5(b), disability shall mean physical or mental disability or infirmity that prevents the Employee from performing substantially the duties assigned to her (based upon such competent medical evidence as shall be presented to the Company by any physician or group of physicians or other competent medical experts employed by the Company) for a continuous period of more than 180 days. The Employee shall cooperate fully with the Company in providing all medical information reasonably requested by such medical experts and shall provide such medical experts with the medical records of the Employee’s personal physician which relate to the disability, provided that such medical experts give adequate assurances of protecting the confidentiality of such records if requested by the Employee. If reasonably requested by the Company, the Employee will submit to an examination by a physician designated by the Company, which examination shall be at the Company’s expense.

c.            Termination without Cause or for Good Reason. The Employee’s employment hereunder may be terminated by the Company without Cause or by the Employee for Good Reason (as defined below), in which case the Employee will become entitled to the payments described in Section 6 below.

d.            Termination without Good Reason. The Employee’s employment hereunder may be terminated by the Employee without Good Reason upon 30 days’ advance written notice to the Company, in which case the Company shall pay to the Employee only the salary, benefits, and reimbursed expenses due to the Employee up to the date of termination.

6.            Severance.

a.            If the Employee is terminated by the Company without Cause (other than due to death or disability), or the Employee terminates her employment hereunder for Good Reason, during the Term of this Agreement (including any Extended Term), she shall be entitled to receive a severance payment equal to the sum of (i) (A) one year’s full base salary and the “Average Bonus” (as defined below) multiplied by (B) two and (ii) a Quarterly Bonus for the quarter in which the termination occurred calculated in the manner described in Section 3(b) above, determined based on actual performance for the quarter in which the Employee’s termination occurs (provided such calculation results in a positive Quarterly Bonus amount) and pro‑rated to reflect any partial period of the Employee’s employment during such quarter. The term “Average Bonus” shall mean the per Fiscal Year average of the Quarterly Bonuses earned by the Employee for performance during the three most recent full Fiscal Years most recently ended at the time of the Employee’s termination of employment.

If, at the end of the Fiscal Year in which the Employee’s employment is terminated by the Company without Cause (other than due to death or disability) or the Employee terminates her employment hereunder for Good Reason during the Term of this Agreement (including any Extended Term), there is a net positive amount in the reserve account under Section 3(b)(ii) above, then such amount will be paid to the Employee in a final bonus year payout within 75 days following the end of such Fiscal Year of the Company. If there is no amount or a net negative amount in the reserve account, then no payment will be made.

In the event the Employee is terminated without Cause, or the Employee terminates her employment hereunder for Good Reason, in each case in connection with a Change of Control, then any severance amount paid to the Employee pursuant to the first and second paragraphs of this Section 6(a) shall be reduced by any amount paid to the Employee pursuant to the Second Amended and Restated Bonus Agreement, dated as of the date hereof, between the Company and the Employee, including any subsequent amendment, restatement, or replacement agreement thereof entered into following the date of this Agreement (the “Bonus Agreement”); provided that, for the avoidance of doubt, in no event shall the total amount paid to the Employee in connection with a Change of Control be less than the amount paid pursuant to the Bonus Agreement. “Change of Control” shall have the meaning ascribed to such term in the Bonus Agreement.

For purposes of this Section 6(a), the term “Good Reason” shall mean (i) the assignment to the Employee of duties materially inconsistent with the Employee’s position, authority, duties or responsibilities as of the Effective Date, (ii) any action or omission which results in a material diminution of the position, authority, duties or responsibilities of the Employee as of the Effective Date, (iii) a material reduction in the Employee’s annual base salary (other than a reduction that applies generally to the Company’s senior management), (iv) the relocation, without the Employee’s prior written consent, of the Employee’s principal place of employment to a location more than 50 miles (measured in the shortest driving distance) from the Employee’s principal place of employment on the Effective Date, or (v) the failure by the Company to have an acquiror of all or substantially all of the Company’s assets assume this Agreement; provided, that the Employee (1) provides notice to the Company of the existence of the condition constituting Good Reason within 90 days of its initial existence and (2) allows the Company 30 days to remedy the condition. Good Reason shall not exist at any time that the Employee could be terminated for Cause.

b.            In the event the Employee is terminated for Cause or voluntarily terminates her employment hereunder other than for Good Reason, no severance shall be due or payable and salary and benefits shall be payable to the Employee only through the date of such termination; provided that, for the avoidance of doubt, the Employee shall remain entitled to any payments due to the Employee pursuant to the Bonus Agreement.

c.            No payment of severance pursuant to Section 6(a) shall be made to the Employee unless the Employee experiences a “separation from service” for purposes of Treas. Reg. § 1.409A-1(h). The severance payment under subpart (i) of the first paragraph of Section 6(a) shall be made in 24 equal installments payable on the last business day of each calendar month beginning on the last business day of the calendar month following the end of the fiscal quarter in which such separation from service occurs; provided, however, that is the application of Treas. Reg. § 1.409A-3(i)(2) would otherwise prevent any installment payment or portion thereof from being paid as scheduled, then such amounts shall instead be made to the Employee in a lump sum, without interest, on the last business day of the next calendar month that is 181 days following the separation from service, and the installment payments shall continue as regularly scheduled thereafter. The severance payment under subpart (ii) of the first paragraph of Section 6(a) shall be made in a lump sum on the last business day of the calendar month following the end of the fiscal quarter in which such separation from service occurs. For purposes of Section 409A of the Code, the severance payment installments under this Agreement are hereby designated as separate payments.

d.            Notwithstanding any other provision of this Agreement, or any other agreement, plan, or arrangement to the contrary, if any portion of any payment or benefit under this Agreement, or under any other agreement, plan, or arrangement (in the aggregate, “Total Payments”), would constitute an “excess parachute payment” under Section 280G of the Code, and would, but for this Section 6(d), result in the imposition on the Employee of an excise tax under Section 4999 of the Code (the “Excise Tax”), then the Total Payments to be made to the Employee shall either be (a) delivered in full, or (b) delivered in a reduced amount that is $1.00 less than the amount that would cause any portion of such Total Payments to be subject to the Excise Tax, whichever of the foregoing results in the receipt by the Employee of the greatest benefit on an after-tax basis (taking into account the Excise Tax, as well as the applicable federal, state, and local income and employment taxes, for which the Employee shall be deemed to pay at the highest marginal rate for the applicable calendar year). To the extent the foregoing reduction applies, then any such payment or benefit shall be reduced or eliminated by applying the following principles, in order: (1) the payment or benefit with the higher ratio of the parachute payment value to present economic value (determined using reasonable actuarial assumptions) shall be reduced or eliminated before a payment or benefit with a lower ratio; (2) the payment or benefit with the later possible payment date shall be reduced or eliminated before a payment or benefit with an earlier payment date; and (3) cash payments shall be reduced prior to non-cash benefits; provided that if the foregoing order of reduction or elimination would violate Section 409A of the Code, then the reduction shall be made pro rata among the payment or benefits (on the basis of the relative present value of the parachute payments). The determination of whether the Excise Tax or the foregoing reduction will apply will be made by independent tax counsel selected and paid by the Company (which may be regular counsel of the Company).

7.            Nonrenewal. Subject to Section 2 of this Agreement, notice by the Company to the Employee that the Company will not renew this Agreement after the expiration of the Initial Term or any Extended Term shall not be considered a termination without Cause and will not entitle the Employee to terminate for Good Reason as contemplated herein. In the event of any such nonrenewal, the Employee shall be entitled to the base salary, benefits, and all bonuses earned or accrued through the expiration date of this Agreement (which includes, for the avoidance of doubt, any net positive amount in the reserve account under Section 3(b)(ii), plus a pro-rated Quarterly Bonus for the fiscal quarter in which the expiration date occurred, to be paid within 75 days following the end of such fiscal quarter).

8.            Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Employee and her heirs and personal representatives and the Company and its successors, assigns and legal representatives. This Agreement is for the personal services of the Employee. The benefits hereunder are personal to the Employee and are not assignable or transferable by the Employee. In the event of any sale, transfer, or other disposition of all or substantially all of the Company’s assets or business, whether by merger, consolidation, or otherwise, the Company shall assign this Agreement and its rights hereunder, provided that the assignee assumes all of the obligations of the Company hereunder, and, upon such assignment and assumption, the Employee shall have no right to look to the Company for obligations arising hereunder after the effective date of such assignment. The Employee’s sole remedy for the Company’s breach of this Section 8 shall be the Employee’s ability to terminate her employment for Good Reason pursuant to Section 5(c).

9.            Indemnification. The Company agrees that it shall indemnify, defend, and hold harmless the Employee to the fullest extent permitted by applicable law and the Company’s bylaws from and against any and all liabilities, costs, claims and expenses, including without limitation, reasonable attorneys’ fees, incurred in defense of litigation arising out of the employment of the Employee hereunder, except to the extent arising out of or based upon the gross negligence or willful misconduct of the Employee.

10.            Notices. All notices and other communications hereunder shall be in writing and shall be deemed given when delivered, or on the fifth day after being deposited in the United States mail, certified mail, return receipt requested, postage prepaid, to, in the case of the Company, the Company’s principal place of business or, in the case of the Employee, the Employee’s home address on file with the Company.

11.            Entire Agreement. This Agreement constitutes the entire understanding between the Company and the Employee with respect to the subject matter hereof.

12.            Modification and Waiver. No provision of this Agreement may be amended, modified, or waived unless such amendment, modification, or waiver shall be agreed to in writing and signed by the Employee and by a person duly authorized by the Board. Any waiver by either party of any breach of any of the terms of this Agreement shall not be considered a waiver of any subsequent breach.

13.            No Assignment of Compensation. No right to or interest in any compensation or reimbursement payable hereunder shall be assignable or divisible by the Employee; provided, however, that this provision shall not preclude the Employee from designating one or more beneficiaries to receive any amount that may be payable after her death and shall not preclude her executor or administrator from receiving or assigning any right hereunder to the person or persons entitled thereto.

14.            No Attachments. Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation, or to execution, attachment, levy, or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to effect any such action shall be null, void, and of no effect.

15.            Headings. The heading of sections and subsections hereof are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

16.            Governing Law. This Agreement shall be construed in accordance with, and governed for all purposes by, the laws of the State of California.

17.            Severability. In the event that any provision of this Agreement shall be held invalid and unenforceable for any reason whatsoever, such provision shall be deleted and the remainder of the Agreement shall not be affected and shall be valid and enforceable to the fullest extent permitted by law without the deleted provision or provisions.

18.            Counterparts. This Agreement shall become effective only upon execution hereof by the Company and the Employee. It may be executed in several counterparts, any one of which shall constitute the agreement between the parties.

19.            Existing Agreements. The Employee represents to the Company that she is not subject or a party to any employment or consulting agreement, confidentiality, non-competition covenant, or other agreement, covenant, or understanding which might prohibit her from executing this Agreement or limit her ability to fulfill her responsibilities hereunder.

* * * * *

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed all as of the day and year first above written.

COMPANY:

HENNESSY ADVISORS, INC.

By:      /s/ Neil J. Hennessy
  Name:       Neil J. Hennessy
  Title:            Chief Executive Officer

EMPLOYEE:

/s/ Teresa M. Nilsen
Teresa M. Nilsen

Signature Page to Employment Agreement